UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            -------------------------

                                   FORM 8-K/A

                            -------------------------

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 30, 1999

                             CARRIAGE SERVICES, INC.
             (Exact name of registrant as specified in its charter)

     DELAWARE                       1-11961                     76-0423828
(State of Incorporation)   (Commission File Number)        (I.R.S. Employer
                                                          Identification No.)

      1300 POST OAK BLVD., SUITE 1500, HOUSTON, TX               77056
         (Address of principal executive offices)             (Zip Code)

                                 (281) 556-7400
              (Registrant's telephone number, including area code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On March 30, 1999, Carriage Services, Inc. (the "Company"), through its wholly owned subsidiaries, acquired the operating assets and assumed certain liabilities of nine cemeteries and five funeral homes ("the Acquired Businesses") from Service Corporation International, Inc. The Acquired Businesses are located in California, Florida, Georgia, Indiana, Ohio, Oregon, Tennessee, Texas and Virginia. The consideration for the acquisition consisted of cash of approximately $12.6 million. The source of the consideration was a draw on the Company's line of credit in the ordinary course of business. The consideration was determined through negotiations between the Company and representatives of Service Corporation International, Inc. In connection with this acquisition, the Company assumed customary employment and non-compete agreements with certain employees and former owners of the Acquired Businesses. The acquisition will be accounted for under the purchase method of accounting for financial reporting purposes.

The Company is not aware of any pre-existing material relationships between (i) the Acquired Businesses, Service Corporation International, Inc. or any if its affiliates, directors and officers, on the one hand, and (ii) the Company, any of the Company's affiliates, directors and officers or any associate of such directors and officers, on the other.

The Company also completed the merger or acquisition of several other businesses (the "Other Acquisitions") since the filing of the Company's 1997 Form 10-K on March 30, 1998. None of the Other Acquisitions (other than ones previously filed on Form 8-K) is believed to be individually material to the results of operations or financial condition of the Company. However, the acquisition of the Acquired Businesses requires the filing of financial statements and pro forma financial information pursuant to Rules 3-05(b) and 11-01 of Regulation S-X to the extent such businesses would constitute a "significant subsidiary" under such Rules.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

   (a) FINANCIAL STATEMENTS OF THE BUSINESS ACQUIRED

      This Form 8-K/A is being filed to include in the Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on April 13, 1999 the financial statements and pro forma financial information required by Item 7.

CARRIAGE/ECI GROUP                                                         PAGE
------------------                                                         ----
Auditor's Report .........................................................  10
Combined Balance Sheet as of December 31, 1997 .......... ................  11
Combined Statement of Operations for the Year Ended December 31, 1997 .. 12 Combined Statement of Stockholders' Equity for the Year
  Ended December 31, 1997.................................................  13
Combined Statement of Cash Flows for the Years Ended  December 31, 1997 ..  14
Notes to Combined Financial Statements ...................................  15

CARRIAGE 1998 GROUP                                                         PAGE
-------------------                                                         ----
Auditor's Report .........................................................   27
Combined Balance Sheet as of December 31, 1997 ...........................   28
Combined Statement of Operations  for the Year Ended
  December 31, 1997 ......................................................   29
Combined Statement of Stockholders' Equity for the Year Ended
  December 31, 1997 ......................................................   30
Combined  Statement of Cash Flows for the Years Ended
  December 31,1997 .......................................................   31
Notes to Combined Financial Statements ...................................   32

(b) PRO FORMA FINANCIAL INFORMATION

CARRIAGE SERVICES, INC.
Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 1998 .. 5 Unaudited Pro Forma Consolidated Statement of Operations--Nine
  Months Ended September 30, 1998 ........................................    6
Unaudited Pro Forma Consolidated Statement of Operations--Year
  Ended December 31, 1997 ................................................    7
Notes to Unaudited Pro Forma Consolidated Financial Statements ...........    8

(c) EXHIBITS. None


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          CARRIAGE SERVICES, INC.


Dated: June 11, 1999                  By: /s/ THOMAS C. LIVENGOOD
                                          Thomas C. Livengood
                                          Executive Vice President and
                                          Chief Financial Officer

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

On March 30, 1999, Carriage Services, Inc. (the "Company"), through its wholly owned subsidiaries, acquired the operating assets and assumed certain liabilities of nine cemeteries and five funeral homes ("the Acquired Businesses") from Service Corporation International, Inc. The Acquired Businesses are located in California, Florida, Georgia, Indiana, Ohio, Oregon, Tennessee, Texas and Virginia. The consideration for the acquisition consisted of cash of approximately $12.6 million. The source of the consideration was a draw on the Company's line of credit in the ordinary course of business. The consideration was determined through negotiations between the Company and representatives of Service Corporation International, Inc. In connection with this acquisition, the Company assumed customary employment and non-compete agreements with certain employees and former owners of the Acquired Businesses. The acquisition will be accounted for under the purchase method of accounting for financial reporting purposes.

The accompanying Unaudited Pro Forma Consolidated Financial Statements have been prepared based upon certain assumptions and include adjustments as detailed in the Notes to Unaudited Consolidated Pro Forma Financial Statements. The estimated fair market values reflected in the Unaudited Consolidated Financial Statements are based on preliminary estimates and assumptions and are subject to revision as more information regarding asset and liability valuations becomes available. In management's opinion, the preliminary allocation reflected herein is not expected to be materially different from the final allocation.

The Unaudited Pro Forma Consolidated Statements of Operations do not assume any additional profitability resulting from the application of the Company's revenue enhancement measures or cost reduction programs to the historical results of the Acquired Businesses, nor do they assume increases in corporate general and administrative expenses which may have resulted from the Company managing the Acquired Businesses for the periods presented.

The following Unaudited Pro Forma Consolidated Financial Statements should be read in conjunction with the Consolidated Financial Statements of the Company and the related notes thereto as included in the Company's Form 10-Q as of September 30, 1998 and Form 10-K as of December 31, 1997. Such pro forma information is based on historical data with respect to the Company and the Acquired Businesses. The pro forma information is not necessarily indicative of the results that might have occurred had such transactions actually taken place at the beginning of the period specified and is not intended to be a projection of future results. The pro forma information presented herein is provided to comply with the requirements of the Securities and Exchange Commission. The pro forma information does not reflect any adjustments to reflect the manner in which the acquired entities are being or will be operated under the control of the Company.

                             CARRIAGE SERVICES, INC.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1998
                                 (IN THOUSANDS)

                                                                             CARRIAGE       ACQUIRED      PRO FORMA        TOTAL
                          ASSETS                                           SERVICES, INC.  BUSINESSES   ADJUSTMENTS(1)    PRO FORMA
                                                                           --------------  ----------   --------------    ---------
CURRENT ASSETS:
    Cash and cash equivalents .........................................      $  4,100      $    608       $    (608)      $   4,100
    Accounts receivable net of allowance ..............................        18,662         2,506            --            21,168
                                                                             --------      --------       ---------       ---------
                                                                               18,662         2,506            --            21,168

    Inventories and other current assets ..............................         7,640         1,527          (1,296)          7,871
                                                                             --------      --------       ---------       ---------
        Total current assets ..........................................        30,402         4,641          (1,904)         33,139
                                                                             --------      --------       ---------       ---------

PROPERTY, PLANT AND EQUIPMENT, net ....................................       118,407         4,765             123         123,295
CEMETERY PROPERTY .....................................................        57,862        12,753         (10,782)         59,833
NAMES AND REPUTATIONS, net ............................................       177,502         3,581          (2,646)        178,437
DEFERRED CHARGES AND OTHER
        NONCURRENT ASSETS .............................................        24,070        21,733         (17,534)         28,269
                                                                             --------      --------       ---------       ---------
                                                                             $408,243      $ 47,473       $ (32,743)      $ 422,973
                                                                             ========      ========       =========       =========

             LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES ...................................................      $ 17,957      $  1,375       $  (1,254)      $  18,078
PRENEED LIABILITIES, net ..............................................         4,825        13,900         (13,526)          5,199
LONG-TERM DEBT AND OBLIGATIONS UNDER CAPITAL LEASES, net of
  current portion .....................................................       175,414           239          14,005         189,658
DEFERRED INCOME TAXES .................................................        16,277         2,543          (2,552)         16,268
OTHER LIABILITIES .....................................................         3,304           --              --            3,304
                                                                             --------      --------       ---------       ---------
        Total liabilities .............................................       217,777        18,057          (3,327)        232,507
                                                                             --------      --------       ---------       ---------
COMMITMENTS AND CONTINGENCIES
REDEEMABLE PREFERRED STOCK ............................................        13,951          --              --            13,951
STOCKHOLDERS' EQUITY:
    Common Stock ......................................................           148          --              --               148
    Contributed capital ...............................................       174,332          --              --           174,332
    Retained earnings .................................................         2,035          --              --             2,035
    Acquired Business equity ..........................................          --          29,416         (29,416)           --
                                                                             --------      --------       ---------       ---------
        Total stockholders' equity ....................................       176,515        29,416         (29,416)        176,515
                                                                             --------      --------       ---------       ---------
                                                                             $408,243      $ 47,473       $ (32,743)      $ 422,973
                                                                             ========      ========       =========       =========

                See the accompanying Notes to Unaudited Pro Forma
                       Consolidated Financial Statements.

                             CARRIAGE SERVICES, INC.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                       CARRIAGE          ACQUIRED        PRO FORMA          TOTAL
                                                                     SERVICES, INC.      BUSINESS       ADJUSTMENTS       PRO FORMA
                                                                     --------------      --------       -----------       ---------
Revenues, net ................................................          $81,951          $ 9,458          $  --            $91,409

Costs and expenses ...........................................           58,854            5,560            (29)(2)         64,385
                                                                        -------          -------          -----            -------
    Gross profit .............................................           23,097            3,898             29             27,024
General and administrative expenses ..........................            5,661            1,004             --              6,665
                                                                        -------          -------          -----            -------
    Operating income .........................................           17,436            2,894            (29)            20,359
Interest expense, net ........................................            6,511              262            384 (3)          7,157
                                                                        -------          -------          -----            -------
   Income before income taxes ................................           10,925            2,632           (355)            13,202
Provision for income taxes ...................................            4,833            1,045            (43)(4)          5,835
                                                                        -------          -------          -----            -------
    Net income ...............................................            6,092            1,587           (312)             7,367
Preferred stock dividend requirements ........................              454             --               --                454
                                                                        -------          -------          -----            -------
    Net income available to common stockholders ..............          $ 5,638          $ 1,587          $(312)           $ 6,913
                                                                        =======          =======          =====            =======
Earnings per share:
    Basic ....................................................          $   .44                                            $   .54
                                                                        =======                                            =======
    Diluted ..................................................          $   .43                                            $   .52
                                                                        =======                                            =======
Weighted average number of common and
  common equivalent shares outstanding:

    Basic ....................................................           12,772                                             12,772
                                                                        =======                                            =======
    Diluted ..................................................           13,198                                             13,198
                                                                        =======                                            =======

                See the accompanying Notes to Unaudited Pro Forma
                       Consolidated Financial Statements.

                             CARRIAGE SERVICES, INC.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                           CARRIAGE        ACQUIRED      PRO FORMA           TOTAL
                                                                         SERVICES, INC.    BUSINESS      ADJUSTMENTS       PRO FORMA
Revenues, net ......................................................       $ 77,421        $  9,872        $--             $ 87,293
Costs and expenses .................................................         58,038           5,171           50(2)          63,259
                                                                           --------        --------        -----           --------
    Gross profit ...................................................         19,383           4,701          (50)            24,034
General and administrative expenses ................................          5,277           1,621         --                6,898
                                                                           --------        --------        -----           --------
    Operating income ...............................................         14,106           3,080          (50)            17,136
Interest expense, net ..............................................          5,889             527          393(3)           6,809
                                                                           --------        --------        -----           --------
   Income before income taxes and extraordinary item ...............          8,217           2,553         (443)            10,327
Provision for income taxes .........................................          3,726           1,014          (62)(4)          4,678
                                                                           --------        --------        -----           --------
   Income before extraordinary item ................................          4,491           1,539         (381)             5,649
Extraordinary item:
   Loss on early extinguishment of debt, net of income tax
        benefit of $159 ............................................           (195)           --           --                 (195)
                                                                           --------        --------        -----           --------
    Net income .....................................................          4,296           1,539         (381)             5,454
Preferred stock dividend requirements ..............................            890            --           --                  890
                                                                           --------        --------        -----           --------
    Net income available to common stockholders ....................       $  3,406        $  1,539        $(381)          $  4,564
                                                                           ========        ========        =====           ========
Basic earnings per share:
    Net earnings before extraordinary item .........................       $    .35                                        $    .47
    Extraordinary item .............................................           (.02)                                           (.02)
                                                                           --------                                        --------
    Net income .....................................................       $    .33                                        $    .45
                                                                           ========                                        ========

Diluted earnings per share:
    Net earnings before extraordinary item .........................       $    .34                                        $    .46
    Extraordinary item .............................................           (.02)                                           (.02)
                                                                           --------                                        --------
    Net income .....................................................       $    .32                                        $    .44
                                                                           ========                                        ========

Weighted average number of common and common
 equivalent shares outstanding:
    Basic ..........................................................         10,226                                          10,226
                                                                           ========                                        ========
    Diluted ........................................................         10,485                                          10,485
                                                                           ========                                        ========

                See the accompanying Notes to Unaudited Pro Forma
                       Consolidated Financial Statements.

                             CARRIAGE SERVICES, INC.
        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET ADJUSTMENTS

    The accompanying Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 1998 gives effect to the acquisition of the Acquired Business. The estimated fair market values reflected herein are based on preliminary estimates and assumptions and are subject to revision as more information becomes available. In management's opinion, the preliminary allocation is not expected to be materially different from the final allocation.

(1) To record the elimination of assets and liabilities not acquired or assumed by the Company and record the total consideration (including estimated transaction costs) and the preliminary allocation of total consideration to the identifiable net assets of the acquired business.

    The effect of the Acquired Business on the Consolidated Balance Sheet at September 30, 1998 was as follows:

                                                           1998
                                                       --------------
                                                       (in thousands)

          Current Assets                                $    6,474
          Property, Plant and Equipment                      4,888

          Cemetery Property                                  1,971
          Deferred Charges and Other Non-current
          Assets                                               462
          Names and Reputations                                935
          Current Liabilities                                 (121)
          Debt assumed in acquisition                         (920)
          Other Liabilities                                   (365)
                                                        --------------
                                                            13,324
          Consideration:

             Cash used for acquisition drawn on
               line of credit                           $   13,324
                                                        ==============

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS ADJUSTMENTS

  The accompanying Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 1997 and nine months ended September 30, 1998 give effect to the acquisition of the Acquired Business.

(2) To record adjustment to amortization expense relative to the Company's new basis in net assets acquired in conjunction with the acquisition of the Acquired Business as if it had occurred as of the beginning of each of the respective periods presented. Names and reputations of $935,000, recorded in conjunction with the acquisition of the Acquired Businesses, is amortized over 40 years.

    Pro forma depreciation expense has been recorded based on the Company's estimate of the useful lives of the acquired assets using the Company's depreciation methods.

    Non-compete agreements, assumed in connection with the acquisition of the Acquired Businesses, are amortized over the term of the agreements.

(3) To record additional interest expense of $384,000 and $393,000 for the nine months ended September 30, 1998 and the year ended December 31, 1997, respectively, which would have been incurred by the Company assuming the acquisition of the Acquired Business had occurred as of the beginning of each of the respective periods presented.

(4) To record the income tax expense as if the effective rate is 44.2% for the nine months ended September 30, 1998 and 45.3% for the year ended December 31, 1997. This adjustment represents income tax benefit of $43,000 and $62,000 for the nine months ended September 30, 1998 and the year ended December 31, 1997, respectively. The Company's management believes that this is the effective rate that would be indicative of the Company's normal tax position assuming the acquisition was made as of the beginning of the respective periods presented.

                        REPORT OF INDEPENDENT ACCOUNTANTS

To Carriage/ECI Group:

We have audited the accompanying combined balance sheet of Carriage/ECI Group as of December 31, 1997, and the related combined statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Carriage/ECI Group's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

At December 31, 1997 and for the year then ended Carriage/ECI Group was included in certain operating divisions of Equity Corporation International. Equity Corporation International was organized with centralized financial, managerial, accounting and administrative functions and, accordingly, a portion of the cost of such centralized functions has been allocated and reported in the financial statements of Carriage/ECI Group.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Carriage/ECI Group as of December 31, 1997, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

Ham, Langston & Brezina L.L.P.

Houston, Texas
January 25, 1999

                               CARRIAGE/ECI GROUP
                             COMBINED BALANCE SHEET
                                DECEMBER 31, 1997
                                   ----------

     ASSETS

Current assets:
  Cash and cash equivalents ..............................           $    78,780
  Accounts receivable, net ...............................               251,786
  Inventories ............................................               144,305
  Prepaids and other .....................................                18,003
                                                                     -----------
    Total current assets .................................               492,874

Preneed funeral contracts ................................             5,509,615
Cemetery property, at cost ...............................             6,379,513
Long-term receivables ....................................             4,020,887
Property, plant and equipment, net .......................             2,857,441
Names and reputations, net ...............................             2,755,557
Deferred charges and other assets ........................               420,579
                                                                     -----------
      Total assets .......................................           $22,436,466
                                                                     ===========
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable and accrued liabilities ...............           $   264,243
  Current portion of long-term debt ......................               194,046
  Deferred income taxes ..................................               591,863
                                                                     -----------
    Total current liabilities ............................             1,050,152

Deferred preneed funeral contract revenues ...............             5,747,689
Deferred cemetery costs ..................................             1,823,359
Deferred income taxes ....................................             1,481,750
Other liabilities ........................................                87,779
                                                                     -----------
      Total liabilities ..................................            10,190,729

Commitments and contingencies

Stockholders' equity .....................................            12,245,737
                                                                     -----------
        Total liabilities and stockholders'
          equity .........................................           $22,436,466
                                                                     ===========

                     See notes to combined financial statements.

                               CARRIAGE/ECI GROUP
                        COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                   ----------

Revenues, net:
  Funeral ................................................            $1,452,559
  Cemetery ...............................................             4,667,014
                                                                      ----------
    Total revenues, net ..................................             6,119,573
                                                                      ----------
Costs and expenses:
  Funeral ................................................             1,112,712
  Cemetery ...............................................             1,688,200
                                                                      ----------
    Total costs and expenses .............................             2,800,912
                                                                      ----------
Gross profit .............................................             3,318,661

General and administrative expenses ......................               638,384
Corporate expense allocations ............................               171,255
                                                                      ----------
Income from operations ...................................             2,509,022

Interest expense .........................................               205,166
                                                                      ----------
Income before provision for income taxes .................             2,303,856

Provision for income taxes ...............................               910,023
                                                                      ----------
Net income ...............................................            $1,393,833
                                                                      ==========

                     See notes to combined financial statements.

                               CARRIAGE/ECI GROUP
                   COMBINED STATEMENT OF STOCKHOLDERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                   ----------

Balance at January 1, 1997 ..............................            $ 7,249,346

Capital contribution from the Parent ....................              3,602,558

Net income ..............................................              1,393,833
                                                                     -----------
Balance at December 31, 1997 ............................            $12,245,737
                                                                     ===========

                     See notes to combined financial statements.

                               CARRIAGE/ECI GROUP
                        COMBINED STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                   ----------

Cash flows from operating activities:
  Net income ..............................................         $ 1,393,833
  Adjustments to reconcile net income to net
    cash used in operating activities:
    Depreciation and amortization .........................             175,074
    Loss on sale of assets ................................               2,417
    Provision for bad debts and contract
      cancellations .......................................             291,127
    Deferred income tax ...................................               5,647
    Changes in assets and liabilities, net
      of effects from acquisitions:
      Increase in accounts receivable .....................          (1,458,654)
      Increase in inventories .............................             (26,218)
      Increase in other current assets ....................             (10,800)
      Increase in other non-current assets ................             (44,299)
      Decrease in accounts payable and accrued
        liabilities .......................................            (271,524)
      Increase in preneed funeral contracts and
        associated deferred revenues ......................               1,695
                                                                    -----------
        Net cash provided by operating activities .........              58,298
                                                                    -----------
Cash flows from investing activities:
  Capital expenditures ....................................            (307,130)
  Cemetery and funeral home acquisitions ..................          (2,765,683)
  Proceeds from sale of property and equipment ............               3,800
                                                                    -----------
        Net cash used in investing activities .............          (3,069,013)
                                                                    -----------
Cash flows from financing activities:
  Payments on long-term debt ..............................            (528,322)
  Capital contributions from the Parent ...................           3,602,558
                                                                    -----------
        Net cash provided by financing activities .........           3,074,236
                                                                    -----------
Net increase in cash and cash equivalents .................              63,521

Cash and cash equivalents, beginning of
  period ..................................................              15,259
                                                                    -----------
Cash and cash equivalents, end of period ..................         $    78,780
                                                                    ===========

                     See notes to combined financial statements.

                               CARRIAGE/ECI GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                   ----------

1.   ORGANIZATION AND NATURE OF OPERATIONS

     On December 31, 1998, Carriage Services, Inc. ("Carriage"), through one of its wholly owned subsidiaries, signed definitive asset purchase agreements to acquire the operations of six cemeteries and four funeral homes (located in non-metropolitan and suburban areas of Alabama, California, Georgia, Indiana, Ohio, Tennessee and Texas) from Service Corporation International ("SCI"). SCI had previously acquired the cemeteries and funeral homes in a merger with Equity Corporation International (the "Parent"), for which SCI received final regulatory approval to consummate the merger in January, 1999. The cemeteries and funeral homes included in this transaction are, hereinafter, collectively referred to as "Carriage/ECI Group". Carriage/ECI Group performs personal and professional services related to funerals and internments/entombments at its funeral and cemetery locations. Preneed funerals are marketed in the geographic markets served by Carriage/ECI Group's funeral service locations.

2.   BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF PRESENTATION

     The accompanying combined financial statements have been prepared from the separate records of Carriage/ECI Group. Certain expenses of a general and administrative nature, either directly attributable to Carriage/ECI Group, or allocations of actual expenses incurred by the Parent for the benefit of Carriage/ECI Group, have been allocated by the Parent based upon net revenue and included in the accompanying combined statement of operations. Such allocated costs include, among others, legal, payroll, employee benefits, insurance and professional services. In addition, Carriage/ECI Group is charged interest expense based upon net payables to the Parent (See Note 5). Management of Carriage/ECI Group believes that such expenses have been allocated on a reasonable basis.

     The accompanying combined financial statements include Carriage/ECI Group funeral homes and cemeteries from the date of acquisition by the Parent. Accordingly, these combined financial statements include the operations of only four funeral homes and five cemeteries because other locations were not acquired by the Parent until 1998.

     USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.
     Actual results could differ from those estimates.

                                    Continued

                               CARRIAGE/ECI GROUP
                NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED
                                   ----------

2.   BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES,
     CONTINUED

     FUNERAL OPERATIONS

     Carriage/ECI Group recognizes revenue on funeral sales at the time the services are performed. Carriage/ECI Group's trade receivables consist primarily of funeral services already performed. An allowance for doubtful accounts has been provided for those accounts which management estimates will not be collected in the future. All price guaranteed preneed funeral sales contracts (including insurance funded contracts) are included in the accompanying combined balance sheet as a long-term asset with a corresponding credit to deferred preneed funeral contract revenues. Preneed funeral trust earnings are deferred until the funeral service is performed. Additionally, increasing benefits under insurance funded contracts are accrued and deferred until the funeral service is performed.

     CEMETERY OPERATIONS

     Sales of cemetery interment rights, interment services and related merchandise are recorded as revenues when customer contracts are executed with concurrent recognition of related costs. Costs related to the sales of cemetery interment rights include cemetery property and costs related to cemetery development activities and are charged to operations using the specific identification method. Costs related to sales of interment services and merchandise are based on actual costs incurred or estimates of future costs. Allowances for customer cancellations and refunds are provided at the date of sale based upon historical experience.

     Generally, a portion of the proceeds from the sale of cemetery interment rights is required by state law to be paid into perpetual care trust funds. Principal balances in these trusts (including realized and unrealized capital gains in some states) must generally be held in perpetuity. Accordingly, the trust fund corpus is not reflected in Carriage/ECI Group's combined financial statements. Earnings from these trusts are recognized currently and are intended to defray cemetery maintenance costs. The amount of perpetual care funds trusted at December 31, 1997 was approximately $2,807,000 and such principal generally cannot be withdrawn by Carriage/ECI Group.

                                    Continued

                               CARRIAGE/ECI GROUP
                NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED
                                   ----------

2.   BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES,
     CONTINUED

     CEMETERY OPERATIONS, CONTINUED

     Earnings recognized on perpetual care trusts for the year ended December 31, 1997 were approximately $155,000. Additionally, pursuant to state law, a portion of the proceeds from the sale of preneed cemetery merchandise may also be required to be paid into trust funds. Carriage/ECI Group's preneed cemetery merchandise trust funds had aggregate balances of approximately $2,513,000 at December 31, 1997, which approximated fair value. Carriage/ECI Group recognizes income on these merchandise trusts in current cemetery net revenues as trust earnings accrue. Earnings recognized on merchandise trusts for the year ended December 31, 1997 were approximately $223,000.

     CASH AND CASH EQUIVALENTS

     Carriage/ECI Group considers all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents.

     INVENTORIES

     Inventories, consisting of funeral merchandise (primarily caskets) and cemetery merchandise (primarily vaults and crypts) are stated at cost, which is not in excess of market, determined using the first-in, first-out
     (FIFO) method for funeral merchandise and the average cost method for cemetery merchandise.

     PROPERTY, PLANT AND EQUIPMENT

     Depreciation of property, plant and equipment is provided using the straight-line method over the estimated useful lives of the various classes of depreciable assets, ranging from five to thirty-nine years. Carriage/ECI Group periodically reviews its properties for possible impairment whenever events or changes in circumstance might indicate that the carrying amount of an asset may not be recoverable. Maintenance and repairs are charged to expense whereas renewals and major replacements are capitalized. Gains and losses from dispositions are included in operations. Depreciation expense for the year ended December 31, 1997 was $129,314.

                                    Continued

                               CARRIAGE/ECI GROUP
                NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED
                                   ----------

2.   BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES,
     CONTINUED

     COVENANTS NOT TO COMPETE

     Included in "Deferred charges and other assets" are prepaid noncompetition agreements entered into with former owners and key employees of businesses acquired. Noncompetition agreements are amortized using the straight-line method over the period of the agreement. At December 31, 1997, prepaid covenants not to compete amounted to approximately $383,000.

     NAMES AND REPUTATIONS

     The excess of the purchase price over the fair value of identifiable net tangible assets acquired in transactions accounted for as a purchase are included in "Names and reputations, net" and generally are amortized on a straight-line basis over 40 years which, in the opinion of management, is not necessarily the maximum period benefited. Many of Carriage/ECI Group's acquired funeral homes have provided high quality service to client families for many decades. The resulting client loyalty often represents a substantial portion of the value of a funeral business. The recoverability of Names and reputations is evaluated periodically as events or circumstances indicate a possible inability to recover its carrying amount. Recoverability is then determined by comparing the undiscounted net cash flows of the assets to which the Names and reputations applies to the net book value (including the Names and reputations) of those assets. The accumulated amortization of Names and reputations at December 31, 1997 was approximately $83,800. The amortization charged against income was $45,760 for the year ended December 31, 1997.

                                    Continued

                               CARRIAGE/ECI GROUP
                NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED
                                   ----------

2.   BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES,
     CONTINUED

     RECENT FASB PRONOUNCEMENTS

     In June 1997, the FASB issued SFAS No. 130 "Reporting Comprehensive Income" and SFAS No. 131 "Disclosures About Segments of an Enterprise and Related Information". SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. SFAS No. 131 establishes standards for the way that public enterprises report segment information in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports to shareholders. These statements are effective for fiscal years beginning after December 15, 1997. Carriage/ECI Group does not believe implementation of SFAS Nos. 130 or 131 will have a material effect on its financial position, results of operation or cash flows.

3.   DETAILS OF CERTAIN BALANCE SHEET ACCOUNTS

     The details of certain balance sheet accounts at December 31, 1997 were as follows:

     Accounts receivable, net:
       Trade                                                     $  278,004
       Other                                                         25,281
                                                                 ----------
                                                                    303,285
       Less allowance for bad debts                                 (51,499)
                                                                 ----------
                                                                 $  251,786
                                                                 ==========

     Long-term receivables, net:
       Installment contracts                                     $3,347,844
       Cemetery merchandise receivables                           1,604,861
       Less unearned finance charges                               (685,468)
       Less allowance for contract cancellations                   (246,350)
                                                                 ----------
                                                                 $4,020,887
                                                                 ==========

                                    Continued

                               CARRIAGE/ECI GROUP
                NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED
                                   ----------

3.   DETAILS OF CERTAIN BALANCE SHEET ACCOUNTS, CONTINUED

     Inventories:
       Caskets                                                   $   89,803
       Other                                                         54,502
                                                                 ----------
                                                                 $  144,305
                                                                 ==========

     Property, plant and equipment, net:
       Land                                                      $  969,742
       Buildings and improvements                                 1,468,598
       Furniture, fixtures and equipment                            932,278
                                                                 ----------
                                                                  3,370,618
       Less accumulated depreciation and
         amortization                                              (513,177)
                                                                 ----------
                                                                 $2,857,441
                                                                 ==========

     Accounts payable and accrued liabilities:
       Trade                                                     $  161,784
       Compensation                                                  74,623
       Payroll taxes and other                                       27,836
                                                                 ----------
                                                                 $  264,243
                                                                 ==========

4.   PRENEED FUNERAL CONTRACTS AND DEFERRED PRENEED FUNERAL CONTRACTS REVENUES

     Carriage/ECI Group sells preneed funeral contracts through various programs providing for future funeral services at prices prevailing when the agreement is signed. These contracts are included in the combined balance sheet as "Preneed funeral contracts". Payments on these contracts are generally placed in trust (pursuant to state law) or are used to pay premiums on life insurance policies issued by third party insurers. When the services are performed, approximately $3,239,000 will be funded by trusts and approximately $2,270,000 will be funded by insurance policies as of December 31, 1997. Accumulated earnings from trust funds and increasing insurance benefits have been included to the extent that they have accrued through December 31, 1997. The cumulative total has been reduced by allowable cash withdrawals for trust earning distributions and amounts retained by Carriage/ECI Group pursuant to various state laws. At December 31, 1997, the amounts collected and held in trusts at cost, which approximates market, were approximately $2,093,000. The amounts in trusts and all life insurance policies are generally transferred to the customer upon contract cancellation.

                                    Continued

                               CARRIAGE/ECI GROUP
                NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED
                                   ----------

4. PRENEED FUNERAL CONTRACTS AND DEFERRED PRENEED FUNERAL CONTRACTS REVENUES, CONTINUED

     "Deferred preneed funeral contract revenues" includes the contract amount of all price guaranteed funeral services and accumulated trust earnings and increasing insurance benefits earned. Carriage/ECI Group defers recognition of trust earnings and insurance benefits until performance of the funeral service. Upon performance of the funeral service, Carriage/ECI Group will recognize the fixed contract price and related accumulated trust earnings or increasing insurance benefits as funeral service revenues.

5.   LONG-TERM DEBT

     Long-term debt at December 31, 1997 consisted of remaining amounts due on notes payable to certain individuals in connection with the acquisition of various cemetery properties. These notes bear interest at annual rates ranging from 6.0% to 6.5% and mature at various dates in 1998. These notes are collateralized by the guarantee of the Parent.

     Total interest expense incurred and paid during the year ended December 31, 1997 was $205,166. Interest expense includes $251,480 of interest allocated by the Parent based on net intercompany payables. Intercompany payables have been included in stockholders' equity for purposes of financial statement presentation of Carriage/ECI Group.

6.   COMMITMENTS AND CONTINGENCIES

     CLAIMS AND LAWSUITS

     The Carriage/ECI Group is subject to certain claims and lawsuits arising in the normal course of business. The Carriage/ECI Group maintains various insurance coverages in order to minimize financial risk associated with claims and, in the opinion of management, uninsured losses, if any, resulting from the ultimate resolution of these disputes will not be material to Carriage/ECI Group's combined financial position or results of operations.

                                    Continued

                               CARRIAGE/ECI GROUP
                NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED
                                   ----------

6.   COMMITMENTS AND CONTINGENCIES, CONTINUED

     LEASE COMMITMENT

     The Carriage/ECI Group leases a funeral home under an operating lease with the former owner. The original lease term is ten years and the lease agreement includes provisions for four, five year renewal options. Total rent expense for the year ended December 31, 1997 was $14,206.

     EMPLOYMENT AND NON-COMPETITION AGREEMENTS

     Carriage/ECI Group has entered into various employment, consulting and non-competition agreements with key employees and former owners of businesses acquired. These agreements are generally for periods of five years and provide for payments at the date of the agreement, in future periodic amounts (monthly or annually), or both.

     Future minimum payments under operating leases with initial or remaining terms of one or more years and the employment, consulting and non-competition agreements discussed above were as follows at December 31, 1997:

                                                  EMPLOYMENT/
        YEAR ENDED                                NON-COMPETE/
       DECEMBER 31,                                CONSULTING       LEASES
       ------------                                ----------       ------
          1998                                    $  320,764      $   45,000
          1999                                       314,093          45,000
          2000                                       183,439          45,000
          2001                                       140,517          45,000
          2002                                        53,306          45,000
          Thereafter                                    -            213,750
                                                  ----------      ----------
          Total minimum obligations               $1,012,119      $  438,750
                                                  ==========      ==========

                                    Continued

                               CARRIAGE/ECI GROUP
                NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED
                                   ----------

6.   COMMITMENTS AND CONTINGENCIES, CONTINUED

     IMPACT OF THE YEAR 2000 ISSUE

     The Year 2000 issue is the result of computer programs and hardware with embedded date technology using two digits to define the applicable year rather than four. Any programs or hardware that are time sensitive and have not been determined to be Year 2000 compliant may recognize a date using "00" as the year 1900 rather than the year 2000. Such improper date recognition could, in turn, result in erroneous processing of data, or, in extreme situations, system failure.

     Future processing of data for Carriage/ECI Group will be performed using Carriage's information systems. Carriage's information system's management group has implemented a Year 2000 program which encompasses performing an inventory of information technology and non-information technology systems, assessing the potential problem areas, testing the systems for Year 2000 readiness, and modifying systems that are not Year 2000 compliant.

     To date, inventory and assessment have been completed for all core systems that are essential for business operations. Carriage believes all of its core systems are Year 2000 compliant except for a portion of the record-keeping system for certain cemetery operations, for which the modifications have been completed, tested and certified as Year 2000 compliant, and will be fully installed by March 1999. Carriage's management estimates that they have completed more than ninety percent of the work involved in modifying, replacing and testing noncompliant hardware and software. Carriage's inventory and assessment phases for newly acquired businesses such as Carriage/ECI Group is performed during the acquisition process as part of due diligence analysis.

     Although Carriage expects to be ready to continue business activities without interruption by a Year 2000 problem, Carriage's management recognizes the general uncertainty inherent in the Year 2000 issue, in part because of the uncertainty about the Year 2000 readiness of third parties. Under a "most likely worst case Year 2000 scenario", it may be necessary for Carriage to replace some suppliers, rearrange some work plans or even temporarily interrupt some normal business activities or operations. Carriage believes that such circumstances will be isolated and will not result in a material adverse impact to its operations or pose a material financial risk. Carriage has begun, but not yet completed, development of a contingency plan to deal with the "most likely worst case Year 2000 scenario". The contingency plan is expected to be completed during the third quarter of 1999.

                                    Continued

                               CARRIAGE/ECI GROUP
                NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED
                                   ----------

6.   COMMITMENTS AND CONTINGENCIES, CONTINUED

     IMPACT OF THE YEAR 2000 ISSUE, CONTINUED

     Based on a current assessment, Carriage's total cost of becoming Year 2000 compliant is not expected to be significant to its financial position, results of operations or cash flows, nor those of the Carriage/ECI Group. The total cost of addressing the year 2000 issue by Carriage is estimated to be less than $135,000.

7.   INCOME TAXES

     Historically, Carriage/ECI Group has been included in the consolidated United States income tax return of the Parent. Intra-company allocation of income taxes have been calculated on a separate return basis for purposes of these financial statements. Deferred taxes are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the Parent's enacted marginal tax rates. Significant components of Carriage/ECI Group's deferred tax liabilities and assets at December 31, 1997 were as follows:

       Developed and undeveloped land              $(1,181,586)
       Property, plant and equipment                  (319,043)
       Receivables related to sales of
        cemetery interment rights and
         related products                             (792,026)
       Other                                           (43,758)
                                                   -----------
         Total deferred tax liabilities             (2,336,413)
                                                   -----------
       Preneed funeral contracts                        62,636
       Allowance for bad debts and can-
         cellation reserves                            200,164
                                                   -----------
         Total deferred tax assets                     262,800
                                                   -----------
           Net deferred tax liability              $(2,073,613)
                                                   ===========

                                    Continued

                               CARRIAGE/ECI GROUP
                NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED
                                   ----------

7.   INCOME TAXES, CONTINUED

     Significant components of the provision for income taxes for the year ended December 31, 1997 were as follows:

       Current
         Federal                                                 $  777,570
         State                                                      126,806
                                                                 ----------

           Total current                                            904,376
                                                                 ----------
       Deferred
         Federal                                                      4,856
         State                                                          791
                                                                 ----------
           Total deferred                                             5,647
                                                                 ----------
             Total provision for income taxes                    $  910,023
                                                                 ==========

     The differences in the income taxes provided for and the amounts determined by applying the Parent's United States federal statutory rate of 35% to pre-tax earnings of Carriage/ECI Group for the year ended December 31, 1997 are summarized as follows:

                                                     AMOUNT      PERCENTAGE
                                                     ------      ----------
       Tax at U.S. statutory rate                  $  806,349         35.0%
       Effect of state income taxes, net
         of federal benefit                            82,938          3.6
       Effect of nondeductible expenses
         and other                                     20,736          0.9
                                                   ----------         ----
                                                   $  910,023         39.5%
                                                   ==========         =====

     All income taxes were paid by the Parent in 1997.

                                    Continued

                               CARRIAGE/ECI GROUP
                NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED
                                   ----------

8.   ACQUISITIONS

     During the year ended December 31, 1997, the Carriage/ECI Group acquired one funeral home and one cemetery. The purchase prices consisted of a combination of cash and assumption of debt. The excess of purchase price over the fair value of net assets acquired is included in Names and reputations. In connection with these acquisitions, Carriage/ECI Group entered into customary employment, consulting and noncompetition agreements with certain employees and former owners of the businesses acquired. The acquisitions have been accounted for as purchases and operating results of the acquired locations have been included in the accompanying combined financial statements since their acquisition in September and October 1997, respectively. The effect of these acquisitions on Carriage/ECI Group's combined balance sheet at December 31, 1997 was as follows:

       Current assets                                             $    4,272
       Preneed funeral contracts                                     431,236
       Cemetery properties                                         1,724,455
       Long-term receivables                                         239,093
       Property, plant and equipment                                 230,000
       Names and reputations                                       1,346,564
       Current liabilities                                          (221,283)
       Deferred preneed funeral contract revenues                   (431,236)
       Long-term debt                                               (118,000)
       Deferred cemetery costs                                      (351,639)
       Noncurrent liabilities                                        (87,779)
                                                                  ----------
           Cash used for acquisitions                             $2,765,683
                                                                  ==========

     The following represents the unaudited proforma results of operations as if the above noted acquisitions had occurred at the beginning of 1997:

       Net revenues                                               $9,761,250
       Income before income taxes                                  1,473,797
       Net income                                                    892,641

9.   SUBSEQUENT EVENTS

     Subsequent to December 31, 1997 the Parent acquired two funeral homes and one cemetery management company that are now included in the Carriage/ECI Group. The aggregate purchase price of these locations was approximately $7,500,000.

                        REPORT OF INDEPENDENT ACCOUNTANTS

To Carriage 1998 Group:


We have audited the accompanying combined balance sheet of Carriage 1998 Group as of December 31, 1997, and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of Carriage 1998 Group's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

At December 31, 1997 and for the year then ended, Carriage 1998 Group was included in certain operating divisions of Service Corporation International. Service Corporation International is organized with centralized financial, managerial, accounting and administrative functions and, accordingly, a portion of the cost of such centralized functions has been allocated and reported in the financial statements of Carriage 1998 Group.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Carriage 1998 Group as of December 31, 1997, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

Ham, Langston & Brezina L.L.P.

Houston, Texas
January 28, 1999

                               CARRIAGE 1998 GROUP
                             COMBINED BALANCE SHEET
                                DECEMBER 31, 1997
                                   ----------

     ASSETS

Current assets:
  Cash and cash equivalents ..............................           $     3,954
  Accounts receivable, net ...............................               177,690
  Inventories ............................................               125,647
  Prepaids and other .....................................                 5,432
                                                                     -----------

    Total current assets .................................               312,723

Cemetery property, at cost ...............................             7,510,766
Long-term receivables ....................................             6,893,466
Property, plant and equipment, net .......................             1,752,697
Deferred charges and other assets ........................               168,877
                                                                     -----------
      Total assets .......................................           $16,638,529
                                                                     ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable and accrued liabilities ...............           $   101,078
  Current portion of long-term debt ......................                16,072
                                                                     -----------
    Total current liabilities ............................               117,150

Deferred cemetery costs ..................................             3,695,681
Deferred income taxes ....................................             1,595,863
                                                                     -----------
      Total liabilities ..................................             5,408,694

Commitments and contingencies

Stockholders' equity .....................................            11,229,835
                                                                     -----------
        Total liabilities and stockholders'
          equity .........................................           $16,638,529
                                                                     ===========

                   See notes to combined financial statements.

                               CARRIAGE 1998 GROUP
                        COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                   ----------

Revenues, net:
  Funeral ................................................            $  187,409
  Cemetery ...............................................             3,565,102
                                                                      ----------
    Total revenues, net ..................................             3,752,511
                                                                      ----------
Costs and expenses:
  Funeral ................................................               142,387
  Cemetery ...............................................             2,228,188
                                                                      ----------
    Total costs and expenses .............................             2,370,575
                                                                      ----------
Gross profit .............................................             1,381,936

General and administrative expenses ......................               760,619
Corporate expense allocations ............................                50,659
                                                                      ----------
Income from operations ...................................               570,658

Interest expense .........................................               321,888
                                                                      ----------
Income before provision for income taxes .................               248,770

Provision for income taxes ...............................               103,737
                                                                      ----------
Net income ...............................................            $  145,033
                                                                      ==========

                   See notes to combined financial statements.

                               CARRIAGE 1998 GROUP
                   COMBINED STATEMENT OF STOCKHOLDERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                   ----------

Balance at January 1, 1997 ..........................              $ 11,834,711

Distributions to the Parent .........................                  (749,909)

Net income ..........................................                   145,033
                                                                   ------------
Balance at December 31, 1997 ........................              $ 11,229,835
                                                                   ============

                   See notes to combined financial statements.

                               CARRIAGE 1998 GROUP
                        COMBINED STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                   ----------

Cash flows from operating activities:
  Net income ..................................................       $ 145,033
  Adjustments to reconcile net income to net
    cash provided by operating activities:
    Depreciation expense ......................................         156,647
    Provision for bad debts ...................................           5,124
    Deferred income tax .......................................         (34,283)
    Changes in assets and liabilities:
      Increase in accounts receivable .........................        (546,187)
      Decrease in inventories .................................         637,715
      Decrease in other current assets ........................          (1,497)
      Increase in other non-current assets ....................          63,518
      Decrease in accounts payable and accrued liabilities ....         (31,622)
      Increase in deferred cemetery costs .....................         573,090
                                                                      ---------
        Net cash provided by operating activities .............         967,538
                                                                      ---------
Cash flows from investing activities:
  Capital expenditures ........................................        (212,903)
                                                                      ---------
        Net cash used in investing activities .................        (212,903)
                                                                      ---------
Cash flows from financing activities:
  Payments on long-term debt ..................................            (772)
  Distributions to the Parent .................................        (749,909)
                                                                      ---------
        Net cash provided by financing activities .............        (750,681)
                                                                      ---------
Net increase in cash and cash equivalents .....................           3,954

Cash and cash equivalents, beginning of
  period ......................................................            --
                                                                      ---------
Cash and cash equivalents, end of period ......................       $   3,954
                                                                      =========

                   See notes to combined financial statements.

                               CARRIAGE 1998 GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                   ----------

1.   ORGANIZATION AND NATURE OF OPERATIONS

     In December 1998, Carriage Services, Inc. ("Carriage"), through certain wholly owned subsidiaries, signed a definitive agreement under which it ultimately acquired three cemeteries and one funeral home from Service Corporation International (the "Parent"). The funeral home and cemeteries purchased in this transactions are located in California, Florida and Virginia and are, hereinafter, collectively referred to as "Carriage 1998 Group". Carriage 1998 Group performs personal and professional services related to funerals at its funeral homes. Preneed funerals are marketed in the geographic markets served by Carriage 1998 Group's funeral service locations.

2.   BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF PRESENTATION

     The accompanying financial statements have been prepared from the separate records of Carriage 1998 Group. Certain expenses of a general and administrative nature, either directly attributable to Carriage 1998 Group, or allocations of actual expenses incurred by the Parent for the benefit of Carriage 1998 Group, have been allocated based upon net revenue and included in the accompanying statement of operations. Such allocated costs include, among others, legal, payroll, employee benefits, insurance and professional services. In addition, Carriage 1998 Group is charged interest expense based upon net invested capital (stockholders' equity) by the Parent. For purposes of these financial statements, intercompany payables have been included in stockholders' equity. Management of Carriage 1998 Group believes that such expenses have been allocated on a reasonable basis.

     USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.
     Actual results could differ from those estimates.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company includes fair value information in the notes to financial statements when the fair value of its financial instruments is different from the book value. When the book value approximates fair value, no additional disclosure is made.

                                    Continued

                               CARRIAGE 1998 GROUP
                NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED
                                   ----------

2.   BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES,
     CONTINUED

     FUNERAL AND CEMETERY OPERATIONS

     Carriage 1998 Group records the sale of funeral merchandise and services upon performance of the funeral service. Carriage 1998 Group records the sale of the right of cemetery interment or mausoleum entombment and related merchandise at the time of sale. The cost for cemetery merchandise and services sold, but not yet provided, is accrued as an expense at the same time the cemetery revenue is recognized. Allowances for customer cancellations, refunds and bad debts are provided at the date of sale based on the historical experience of Carriage 1998 Group. Accounts receivable, net consists primarily of funeral receivables. Cemetery receivables at December 31, 1997 are primarily non-current and have been included in Long-term receivables in the Combined Balance Sheet.

     PRENEED FUNERAL ARRANGEMENTS

     Preneed funeral sales are affected by deposits to a trust or purchase of a third-party insurance product. Since Carriage 1998 Group does not have access to these funds, the sale is not recorded until the service is performed, nor generally, are the related assets and liabilities reflected on the Combined Balance Sheet. The trust income earned and the increases in insurance benefits on the insurance products are also deferred until the service is performed in order to offset inflation in cost to provide the service in the future. The type of instruments that the trusts may invest in are regulated by state agencies.

     CEMETERY MERCHANDISE AND SERVICE TRUST

     Carriage 1998 Group is generally required, by certain states, to deposit a specified amount into a merchandise and service trust fund for cemetery merchandise and service contracts sold on a preneed basis. The principal and accumulated earnings of the trust may be withdrawn by Carriage 1998 Group upon maturity (generally, the death of the purchaser) or cancellation of the contracts. Trust fund investment income is recognized in current revenues as trust earnings accrue, net of current period inflation costs recognized related to the merchandise that has not yet been purchased. Merchandise and service trust fund balances, in the aggregate, were approximately $3,655,681 at December 31, 1997, and are included in Deferred cemetery costs in the Combined Balance Sheet.

                                    Continued

                               CARRIAGE 1998 GROUP
                NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED
                                   ----------

2.   BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES,
     CONTINUED

     PERPETUAL AND MEMORIAL CARE TRUST

     In accordance with respective state laws, Carriage 1998 Group is required to deposit a specified amount into perpetual and memorial care trust funds for each interment/entombment right and memorial sold. Income from the trust fund is used to provide care and maintenance for the cemeteries and mausoleums and is periodically distributed to Carriage 1998 Group and recognized as revenue upon distribution. The perpetual and memorial care trust assets were approximately $3,835,771 at December 31, 1997, which, in the opinion of management, will cover future obligations to provide care and maintenance for Carriage 1998 Group's cemeteries and mausoleums. Carriage 1998 Group does not have the right to withdraw any of the principal balances of these funds and, accordingly, these trust fund balances are not reflected in the accompanying Combined Balance Sheet.

     CASH AND CASH EQUIVALENTS

     Carriage 1998 Group considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

     INVENTORIES AND CEMETERY PROPERTY

     Funeral merchandise and cemetery property and merchandise, are stated at the lower of average cost or market.

     PROPERTY, PLANT AND EQUIPMENT

     Depreciation of property, plant and equipment is provided using the straight-line method over the estimated useful lives of the various classes of depreciable assets, ranging from five to thirty-nine years. Carriage 1998 Group periodically reviews its properties for possible impairment whenever events or changes in circumstance might indicate that the carrying amount of an asset may not be recoverable. Maintenance and repairs are charged to expense whereas renewals and major replacements are capitalized. Depreciation expense for the year ended December 31, 1997 was $156,647.

                                    Continued

                               CARRIAGE 1998 GROUP
                NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED
                                   ----------

2.   BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES,
     CONTINUED

     COVENANTS NOT TO COMPETE

     Included in "Deferred charges and other assets" are prepaid noncompetition agreements entered into with former owners and key employees of businesses acquired. Noncompetition agreements are amortized using the straight-line method over the period of the agreement. At December 31, 1997, prepaid covenants not to compete amounted to approximately $59,452.

     RECENT FASB PRONOUNCEMENTS

     In June 1997, the FASB issued SFAS No. 130 "Reporting Comprehensive Income" and SFAS No. 131 "Disclosures About Segments of an Enterprise and Related Information". SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. SFAS No. 131 establishes standards for the way that public enterprises report segment information in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports to shareholders. These statements are effective for fiscal years beginning after December 15, 1997. Carriage 1998 Group does not believe implementation of SFAS Nos. 130 or 131 will have a material effect on its financial position, results of operation or cash flows.

3.   DETAILS OF CERTAIN BALANCE SHEET ACCOUNTS

     The details of certain balance sheet accounts at December 31, 1997 were as follows:

     Accounts receivable, net:
       Trade                                                     $    51,089
       Other                                                         131,498
                                                                 -----------
                                                                     182,587
       Less allowance for bad debts                                   (4,897)
                                                                 -----------
                                                                 $   177,690
                                                                 ===========

                                    Continued

                               CARRIAGE 1998 GROUP
                NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED
                                   ----------

3.   DETAILS OF CERTAIN BALANCE SHEET ACCOUNTS, CONTINUED

     Inventories:
       Caskets                                                   $     9,764
       Vaults                                                         24,999
       Other                                                          90,884
                                                                 -----------
                                                                 $   125,647
                                                                 ===========
     Long-term receivables, net:
       Installment contracts                                     $ 3,689,306
       Cemetery merchandise receivables                            4,377,538
       Less unearned finance charges                                (690,720)
       Less allowance for contract cancellations                    (482,658)
                                                                 -----------
                                                                 $ 6,893,466
                                                                 ===========
     Property, plant and equipment, net:
       Land                                                      $     6,214
       Buildings and improvements                                    994,081
       Furniture, fixtures and equipment                             436,714
                                                                 -----------
                                                                   1,437,009
       Less accumulated depreciation and
         amortization                                               (758,900)
                                                                 -----------
                                                                     678,109
       Construction in progress                                    1,074,588
                                                                 -----------
                                                                 $ 1,752,697
                                                                 ===========
     Accounts payable and accrued liabilities:
       Compensation                                              $    35,558
       Sales taxes and other                                          65,520
                                                                 -----------
                                                                 $   101,078
                                                                 ===========

                                    Continued

                               CARRIAGE 1998 GROUP
                NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED
                                   ----------

4.   LONG-TERM DEBT

     Long-term debt at December 31, 1997 consists of remaining amounts due on a note payable to an individual in connection with the acquisition of certain cemetery properties. This note bears interest at an annual rate of 9.5% and has been classified as current because it was fully repaid in 1998. This note is collateralized by a deed of trust and the guarantee of the Parent.

     Total interest expense incurred and paid during the year ended December 31, 1997 was $321,888. Substantially all such interest expense was allocated by the Parent based on net invested capital.

5.   COMMITMENTS AND CONTINGENCIES

     CLAIMS AND LAWSUITS

     The Carriage 1998 Group is subject to certain claims and lawsuits arising in the normal course of business. The Carriage 1998 Group maintains various insurance coverages in order to minimize financial risk associated with claims and, in the opinion of management, uninsured losses, if any, resulting from the ultimate resolution of these disputes will not be material to Carriage 1998 Group's financial position, results of operations or cash flows.

     IMPACT OF THE YEAR 2000 ISSUE

     The Year 2000 issue is the result of computer programs and hardware with embedded date technology using two digits to define the applicable year rather than four. Any programs or hardware that are time sensitive and have not been determined to be Year 2000 compliant may recognize a date using "00" as the year 1900 rather than the year 2000. Such improper date recognition could, in turn, result in erroneous processing of data, or, in extreme situations, system failure.

     Future processing of data for Carriage 1998 Group will be performed using Carriage's information systems. Carriage's information systems management group has implemented a Year 2000 program which encompasses performing an inventory of information technology and non-information technology systems, assessing the potential problem areas, testing the systems for Year 2000 readiness, and modifying systems that are not Year 2000 compliant.

                                    Continued

                               CARRIAGE 1998 GROUP
                NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED
                                   ----------

5.   COMMITMENTS AND CONTINGENCIES, CONTINUED

     IMPACT OF THE YEAR 2000 ISSUE, CONTINUED

     To date, inventory and assessment have been completed for all core systems that are essential for business operations. Carriage believes all of its core systems are Year 2000 compliant except for a portion of the record-keeping system for certain cemetery operations, for which the modifications have been completed, tested and certified as Year 2000 compliant, and will be fully installed by March 1999. Carriage's management estimates that they have completed more than ninety percent of the work involved in modifying, replacing and testing noncompliant hardware and software. Carriage's inventory and assessment phases for newly acquired businesses such as Carriage 1998 Group is performed during the acquisition process as part of due diligence analysis.

     Although Carriage expects to be ready to continue business activities without interruption by a Year 2000 problem, Carriage's management recognizes the general uncertainty inherent in the Year 2000 issue, in part because of the uncertainty about the Year 2000 readiness of third parties. Under a "most likely worst case Year 2000 scenario", it may be necessary for Carriage to replace some suppliers, rearrange some work plans or even temporarily interrupt some normal business activities or operations. Carriage believes that such circumstances will be isolated and will not result in a material adverse impact to its operations or pose a material financial risk. Carriage has begun, but not yet completed, development of a contingency plan to deal with the "most likely worst case Year 2000 scenario". The contingency plan is expected to be completed during the third quarter of 1999.

     Based on a current assessment, Carriage's total cost of becoming Year 2000 compliant is not expected to be significant to its financial position, results of operations or cash flows, nor those of the Carriage 1998 Group. The total cost of addressing the year 2000 issue by Carriage is estimated to be less than $135,000.

                                    Continued

                               CARRIAGE 1998 GROUP
                NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED
                                   ----------

6.   INCOME TAXES

     Historically, Carriage 1998 Group has been included in the consolidated United States income tax return of the Parent. Intra-company allocation of income taxes have been calculated on a separate return basis for purposes of these financial statements. Deferred taxes are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the Parent's enacted marginal tax rates. Significant components of Carriage 1998 Group's deferred tax liabilities and assets at December 31, 1997 were as follows:

       Developed and undeveloped land              $2,145,744
                                                   ----------
         Total deferred tax liabilities             2,145,744
                                                   ----------
       Allowance for bad debts and can-
         cellation reserves                           492,047
       Property, plant and equipment                   57,834
                                                   ----------
         Total deferred tax assets                    549,881
                                                   ----------
           Net deferred tax liability              $1,595,863
                                                   ==========

     Significant components of the provision for income taxes for the year ended December 31, 1997 were as follows:

       Current
         Federal                                                 $  127,445
         State                                                       15,871
                                                                 ----------
           Total current                                            143,316
                                                                 ----------
       Deferred
         Federal                                                    (30,487)
         State                                                       (3,796)
                                                                 ----------
           Total deferred                                           (34,283)
                                                                 ----------
             Total provision for income taxes                    $  109,033
                                                                 ==========

     The differences in the income taxes provided for and the amounts determined by applying the Parent's United States federal statutory rate of 35% to pre-tax earnings of Carriage 1998 Group for the year ended December 31, 1997 are summarized as follows:

                                    Continued

                               CARRIAGE 1998 GROUP
                NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED
                                   ----------

6.   INCOME TAXES, CONTINUED

                                                    AMOUNT      PERCENTAGE
                                                    ------      ----------
       Tax at U.S. statutory rate                  $   91,383       35.0%
       Effect of state income taxes, net
         of federal benefit                             7,848        3.0
       Effect of nondeductible expenses
         and other                                      9,802        3.7
                                                   ----------       ----
                                                   $  109,033       41.7%
                                                   ==========       =====

     All income taxes were paid by the Parent in 1997.


7.   EXPENSES ALLOCATED BY THE PARENT

     Following is an analysis of expenses allocated by the Parent and included in the Combined Statement of Operations for the year ended December 31, 1997:

     Expenses allocated based on revenues:
       Cost and expenses-cemetery                                 $  575,244
       Corporate expense allocations                              $   50,659

     Expense allocated based on stockholders' equity:
       Interest expense                                           $  321,888

     Expense calculated on a separate return
       basis and allocated using the Parent's
       effective tax rate:
       Income tax expense                                         $  109,033